UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 29, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address of Principal Executive Offices) (Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company has entered into indemnification agreements with each of its directors to preserve the maximum protections provided by state corporation law and the Company’s By-laws and to provide assurance to directors and officers regarding future rights to indemnification. In connection with the appointment of the directors reported below, the Company entered into indemnification agreements with such newly appointed directors in the form incorporated by reference herein as Exhibit 10.24.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2004, the Board of Directors of Ryerson Tull, Inc. (the “Company”) appointed Russell M. Flaum and Anré D. Williams as directors of the Company to fill two newly created directorships on the Board of Directors. Each of these directors will hold office until his successor is elected and qualified. There are no arrangements or understandings between either new director and any other persons pursuant to which such director was selected as a director.

Mr. Flaum has been named to serve as a member of the Board’s Nominating and Governance Committee and its Compensation Committee. He has been Executive Vice President of Illinois Tool Works, Inc., a manufacturer of engineered components and industrial systems, since 1994. In the usual course of its business, the Company has commercial purchases from and sales to ITW and its subsidiaries (collectively referred to here as “ITW”) on customary terms. ITW and the Company continue to have such commercial transactions in the ordinary course of business on the same terms in effect for comparable transactions with other customers and vendors. Mr. Flaum receives no commission or other fee related to such transactions and does not have direct or indirect involvement in such transactions. In each of the last three years, the annual aggregated value of all purchases and sales between the Company and ITW represents approximately 0.02% of ITW’s annual gross revenues and approximately 0.1% of the Company’s gross revenues.

Mr. Williams has been named to serve as a member of the Board’s Nominating and Governance Committee and its Audit Committee. He is Executive Vice President – U.S. Commercial Card, American Express Corporate Services division of American Express. The press release attached hereto as an exhibit is incorporated by reference in answer to this Item 5.02.

Item 8.01 Other Events

On September 29, 2004, Ryerson Tull, Inc. issued a press release announcing that on September 29, 2004, its Board of Directors declared cash dividends of 5 cents per share on the Corporation’s Common Stock and 60 cents per share on the Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable on November 1, 2004, to holders of record of the applicable stock at the close of business on October 7, 2004. The press release attached hereto as an exhibit is incorporated by reference in answer to this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.

10.24	Form of Indemnification Agreement, dated June 24, 2003, between the Company and the parties listed on the schedule thereto (Filed as Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-9117), and incorporated by reference herein.)

10.25	Schedule to Form of Indemnification Agreement as referred to in Exhibit 10.24

99.1	Press release dated September 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: October 5, 2004		/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.24	Form of Indemnification Agreement, dated June 24, 2003, between the Company and the parties listed on the schedule thereto (Filed as Exhibit 10.24 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-9117), and incorporated by reference herein.)

10.25	Schedule to Form of Indemnification Agreement as referred to in Exhibit 10.24

99.1	Press Release, dated September 29, 2004